Exhibit 10.24b

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Second Amendment") is made and entered into effective as of December ___, 2018 (the "Effective Date"), by and between RREF II PACIFIC CENTER LLC, a Delaware limited liability company ("Landlord"), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A.

Bixby Torrance, LLC, a Delaware limited liability company ("Bixby") and Tenant entered into that certain Office Lease Agreement dated October 17, 2014 (the "Original Lease"), as amended by that certain (i) Statement of Tenant Regarding Lease Commencement (undated) (the "Tenant Statement") executed by Tenant, and (ii) First Amendment to Office Lease Agreement dated February 1, 2018 (the "First Amendment") between Landlord (as successor-in-interest to Bixby) and Tenant.

B.	The Original Lease, the Tenant Statement and the First Amendment are collectively referred to herein as the "Lease".
C.

Pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space (collectively, the "Existing Premises") containing approximately 13,734 rentable square feet commonly known as Suite 800 and located on the eighth (8th) floor of that certain office building located at 21250 Hawthorne Blvd., Torrance, CA  90503 (the "Building").

D.

Landlord and Tenant now desire to amend the Lease to (i) extend the Extended Term (as defined in the First Amendment) for the Existing Premises for the Second Extended Term (as defined below), (ii) expand the Existing Premises to include that certain space (the "Expansion Space") containing approximately 7,559 rentable square feet located on the eighth (8th) floor of the Building (comprising a portion of that certain space currently commonly referred to as Suite 850), as depicted on Exhibit A attached hereto, and (iii) modify various terms and provisions of the Lease, all as hereinafter provided.

E.	All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Second Extended Term for Existing Premises.  The Extended Term with respect to the Existing Premises, which is currently scheduled to expire on February 29, 2024 (the "Existing

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Premises First Amendment Expiration Date"), is hereby extended until the date (the "Revised Expiration Date") that is seven (7) years after the Expansion Space Commencement Date (as defined below) unless sooner terminated in accordance with the terms of the Lease, as amended hereby.  That certain portion of the Extended Term from March 1, 2024 (the "Second Extended Term Commencement Date") through and including the Revised Expiration Date is sometimes hereby referred to herein as the "Second Extended Term".

2.Expansion Space.

2.1.Addition of Expansion Space.  Commencing on the Expansion Space Commencement Date, the Existing Premises shall be expanded to include the Expansion Space, which Expansion Space shall be leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this Second Amendment.  From and after the Expansion Space Commencement Date, the Existing Premises and the Expansion Space shall (i) be collectively referred to as the "Premises", (ii) be collectively and commonly known as Suite 800, and (iii) contain a total of approximately 21,293 rentable square feet.

2.2.Expansion Space Term.  The lease term for the Expansion Space (the "Expansion Space Term") shall be for a period commencing on the Expansion Space Commencement Date and expiring on the Revised Expiration Date.  For purposes of this Second Amendment, the "Expansion Space Commencement Date" shall mean the date that is the earlier of (i) the date Tenant commences business operations in the Expansion Space, and (ii) the date that Landlord delivers possession of the Expansion Space to Tenant Ready For Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B [the "Tenant Work Letter"]), which Expansion Space Commencement Date is anticipated to be June 1, 2019 (the "Anticipated Expansion Space Commencement Date"); provided, however, if Landlord does not deliver possession of the Expansion Space to Tenant Ready for Occupancy on or before the Anticipated Expansion Space Commencement Date or any other date (including, without limitation, as a result of the existing tenant of the Expansion Space failing to timely vacate the Expansion Space at the expiration of such tenant's existing lease), Landlord shall not be subject to any liability nor shall the validity of the Lease, as amended hereby, nor shall the obligations of Tenant under the Lease, as amended hereby, be affected.

2.3.Confirmation of Dates.  After the Expansion Space Commencement Date occurs, Landlord shall deliver to Tenant a Third Amendment to Office Lease Agreement (the "Third Amendment") in the form attached hereto as Exhibit C, setting forth, among other things, the Expansion Space Commencement Date and the Revised Expiration Date, and confirmation of the Base Rent payable under Section 3.2 below, which Third Amendment Tenant shall execute and return to Landlord within five (5) business days after Tenant's receipt thereof.  If Tenant fails to execute and return the Third Amendment within such five (5) business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the Third Amendment (and such failure shall constitute a default by Tenant under the Lease, as amended hereby).

3.Base Rent.

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3.1.Base Rent for Existing Premises Before Second Extended Term Commencement Date.   During the remaining portion of the Extended Term prior to the Second Extended Term Commencement Date, Tenant shall continue to pay Base Rent for the Existing Premises pursuant to Section 3.1 of the First Amendment, which shall be calculated separate and apart from the Base Rent payable for the Expansion Space.

3.2.Base Rent for Expansion Space; Base Rent for Entire Premises During Second Extended Term.  During the Expansion Space Term, the Base Rent payable by Tenant for the Expansion Space shall equal $3.65 per rentable square foot of the Expansion Space per month for the first twelve (12) months of the Expansion Space Term, and shall increase on the first (1st) day of the thirteenth (13th) month of the Expansion Space Term and each annual anniversary of the Expansion Space Commencement Date thereafter by three percent (3%) per annum, calculated on a compounded basis.  Such Base Rent shall be calculated separate and apart from the Base Rent payable for the Existing Premises during the remaining portion of the Extended Term pursuant to Section 3.1 above.  During that portion of the Expansion Space Term from and after the Second Extended Term Commencement Date (i.e., from and after March 1, 2024), the Base Rent payable by Tenant for the entire Premises (i.e., the Expansion Space and the Existing Premises) shall be calculated together and shall be at the same monthly Base Rent rate per rentable square foot as applicable for the Expansion Space during such period as set forth in the immediately preceding sentence.  For the sake of clarification, the parties' intention is for the monthly Base Rent rate per rentable square foot payable by Tenant for the Existing Premises from and after March 1, 2024 to match the then-applicable monthly Base Rent rate per rentable square foot payable by Tenant for the Expansion Space as set forth hereinabove (i.e., at the same monthly Base Rent rate per rentable square foot and with the same scheduled annual increases).  The parties shall confirm the Base Rent payable by Tenant during the Expansion Space Term pursuant to the foregoing in the Third Amendment.  For example purposes, only, the following schedules sets forth the Base Rent that would be payable for the Expansion Space during that portion of the Expansion Space Term prior to the Second Extended Term Commencement Date (i.e., March 1, 2024) (subject to abatement pursuant to Section 3.3 below), and the entire Premises (i.e., the Existing Premises plus the Expansion Space) from and after Second Extended Term Commencement Date (i.e., March 1, 2024), based on the assumption that the Expansion Space Commencement Date will occur on the Anticipated Expansion Space Commencement Date of June 1, 2019:

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Base Rent Payable for Expansion Space Prior to March 1, 2024:
Period Prior to 3/1/24	Monthly Base Rental Rate per Rentable Square Foot of Expansion Space	Annual Base Rent	Monthly Installment of Base Rent
6/1/19 – 5/31/20	$3.65	$331,084.20	$27,590.35
6/1/20 – 5/31/21	$3.76	$341,062.08	$28,421.84
6/1/21 – 5/31/22	$3.87	$351,039.96	$29,253.33
6/1/22 – 5/31/23	$3.99	$361,924.92	$30,160.41
6/1/23 – 2/29/24	$4.11	$372,809.88	$31,067.49
Base Rent Payable for Entire Premises From and After March 1, 2024:
Period From and After 3/1/24	Monthly Base Rental Rate per Rentable Square Foot of Entire Premises	Annual Base Rent	Monthly Installment of Base Rent
3/1/24 – 5/31/24	$4.11	$1,050,170.76	$87,514.23
6/1/24 – 5/31/25	$4.23	$1,080,832.68	$90,069.39
6/1/25 – 5/31/26 (i.e., the Revised Expiration Date)	$4.36	$1,114,049.76	$92,837.48

3.3.Abatement of Base Rent for Expansion Space.  Notwithstanding Section 3.2 above, provided that Tenant fully performs all of the terms and conditions of the Lease, as amended hereby, and is not in default beyond all applicable notice and cure periods under the Lease, as amended hereby, Landlord hereby agrees to abate Tenant's obligation to pay the monthly installments of Base Rent otherwise payable for the Expansion Space, only (the "Expansion Space Abated Rent") during the first seven (7) months of the Expansion Space Term. During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease, as amended hereby. In the event of a default by Tenant under the terms of the Lease, as amended hereby, that results in the early termination of the Lease, as amended hereby, pursuant to the provisions of Article 19 of the Original Lease, then as a part of the recovery set forth in Article 19 of the Original Lease, Landlord shall be entitled to recover the Expansion Space Abated Rent.

4.Tenant's Pro Rata Share of Taxes and Expenses.  With respect to Tenant's obligation to pay Tenant's Pro Rata Share of Expense Excess and Tax Excess (as such terms are defined in Section 1.01 of Exhibit B attached to the Original Lease):

4.1.Existing Premises.  With respect to the Existing Premises during the remaining portion of the Extended Term and during the Second Extended Term:  (i) Tenant's Pro Rata Share of Expense Excess and Tax Excess for the Existing Premises shall be calculated separate and apart from Tenant's Pro Rata Share of Expense Excess and Tax Excess for the

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Expansion Space and shall equal 4.42% (i.e., 13,734 rentable square feet of the Existing Premises/310,638 rentable square feet of the Building); and (ii) the Base Year for purposes of calculating Expense Excess and Tax Excess for the Existing Premises shall continue to be calendar year 2018.

4.2.Expansion Space.  With respect to the Expansion Space during the Expansion Space Term:  (i) Tenant's Pro Rata Share of Expense Excess and Tax Excess for the Expansion Space shall be calculated separate and apart from Tenant's Pro Rata Share of Expense Excess and Tax Excess for the Existing Premises and shall equal 2.43% (i.e., 7,559 rentable square feet of the Expansion Space/310,638 rentable square feet of the Building); and (ii) the Base Year for purposes of calculating Expense Excess and Tax Excess for the Expansion Space shall be calendar year 2019.

5.Condition of Existing Premises; Condition of Expansion Space; Restroom Work.

5.1.Condition of Existing Premises.  Tenant is in possession of the Existing Premises and accepts the same in its "AS IS" condition as of the Effective Date and the Second Extended Term Commencement Date without any agreements, representations, understandings or obligations on the part of the Landlord to perform or to pay for any alterations, repairs or improvements to the Existing Premises, Building or Project, except as otherwise expressly set forth in the Tenant Work attached hereto as Exhibit B (the "Tenant Work Letter").  Notwithstanding anything in the Lease, as hereby amended, to the contrary, with respect to the Existing Premises, the parties hereby acknowledge and agree as follows:  (i) as of the Effective Date, Tenant has not used any of (and Landlord has not disbursed any of) the Refurbishment Allowance, as defined in and pursuant to Section 5.2 of the First Amendment; and (ii) effective as of the Effective Date, (A) Section 5.2 of the First Amendment shall be deleted and of no further force or effect, (B) Landlord shall have no further obligations with respect to, and Tenant shall have no rights to, the Refurbishment Allowance, (C) the Refurbishment Allowance shall revert to Landlord, and (D) Landlord shall have no obligation to perform or to pay for any alterations, repairs or improvements to the Existing Premises thereunder.

5.2.Condition of Expansion Space.  Tenant shall accept the Expansion Space in its "AS IS" condition as of the Effective Date and the Expansion Space Commencement Date without any agreements, representations, understandings or obligations on the part of the Landlord to perform or to pay for any alterations, repairs or improvements to the Expansion Space, Building or Project, except as otherwise expressly set forth in the Tenant Work Letter.

5.3.Restroom Work.  Notwithstanding Sections 5.1 and 5.2 above, the parties acknowledge and agree as follows:  (i) Tenant desires that one (1) additional urinal is installed (or one [1] existing stall is converted to one [1] new urinal) in the existing common area men's restroom located on the eighth (8th) floor of the Building; (ii) following the Effective Date, Landlord (at no cost to Landlord) will use good faith efforts to coordinate with Tenant and the City of Torrance (the "City") to have such modification to the common area men's restroom approved in concept; and (iii) following written approval by the City of such concept, Landlord, in Landlord's sole, but good faith discretion, may elect to perform, at Tenant's sole cost and expense, that certain work (the "Restroom Work") as and to the extent approved by the City, but using Building standard materials and in accordance with Building standards, to install one (1) additional

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urinal (or convert one [1] existing stall to one [1] new urinal) in such common area men's restroom.  If such restroom modification concept is approved by the City and Landlord so elects to perform (and does perform) the Restroom Work, then Tenant shall reimburse Landlord for the costs of the design, permitting and construction of the Restroom Work (collectively, the "Restroom Costs") within thirty (30) days following Tenant's receipt of invoice therefor from Landlord (subject, however, to reimbursement of Tenant for the Restroom Work Costs from the unused balance of the Tenant Improvement Allowance as and to the extent pursuant to and in accordance with the provisions set forth in Section 2.2 of the Tenant Work Letter attached hereto).  The parties hereby agree that if performed, the Restroom Work will be performed during Tenant's occupancy of the Premises, and in connection therewith, Tenant hereby acknowledges and agrees:  (A) to accept any and all inconveniences associated with the performance of the Restroom Work which may occur during such occupancy including, without limitation, dust, noise, etc.; (B) that the performance of the Restroom Work shall in no way constitute a constructive eviction of the Tenant under the Lease (as amended hereby) nor entitle Tenant to any abatement of rent payable pursuant to the Lease, as amended hereby; and (C) Landlord shall not be liable to Tenant for, and Tenant shall not be entitled to any compensation or damages from Landlord for, loss of the use of all or any part of the Premises or of any personal property or improvements therein resulting from the performance of the Restroom Work, or for any inconvenience or annoyance occasioned thereby or for any injury to or interference with Tenant's business.  Notwithstanding anything in the Lease, as amended hereby, to the contrary, if the Restroom Work is performed pursuant to this Section 5.3, Tenant shall have no obligation to remove the Restroom Work (and/or restore the common area restroom to the condition prior to such Restroom Work) upon the expiration or earlier termination of the Lease, as amended hereby.

6.Parking.

6.1.Expansion Space Parking.  In addition to and separate and apart from Tenant's existing parking rights and obligations set forth in Sections 1.12 and 28.01 of the Original Lease, in connection with Tenant's lease of the Expansion Space, during the Expansion Space Term, subject to the provisions of this Section 6.1 below, Tenant shall have the right, but not the obligation, to lease up to (i) a total of twenty (20) additional unreserved parking spaces (collectively, the "Expansion Space Unreserved Parking Passes") located in those portions of the parking facilities serving the Building designated by Landlord from time to time for unreserved parking for the Building, and (ii) a total of five (5) reserved parking spaces (collectively, the "Expansion Space Reserved Parking Passes") located in those portions of the parking facilities serving the Building designated by Landlord from time to time for reserved parking for the Building.  The Expansion Space Unreserved Parking Passes and Expansion Space Reserved Parking Passes are sometimes collectively referred to as the "Expansion Space Parking Passes".  Upon written notice (the "Parking Notice") delivered by Tenant to Landlord prior to the Expansion Space Commencement Date, Tenant shall designate (i) the number of Expansion Space Unreserved Parking Passes (but in no event more than twenty [20]) that Tenant elects to rent during the Expansion Space Term, and (ii) the number of Expansion Space Reserved Parking Passes (but in no event more than five [5]) that Tenant elects to rent during the Expansion Space Term.  Tenant's failure to deliver to Landlord a Parking Notice prior to the Expansion Space Commencement Date designating the number of Expansion Space Unreserved Parking Passes (if any) and/or Expansion Space Reserved Parking Passes (if any) that Tenant elects to Lease shall be deemed Tenant's election to lease all twenty (20) of the Expansion Space Unreserved Parking

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Passes and all five (5) of the Expansion Space Reserved Parking Passes for the entire Expansion Space Term; provided, however, at any time during the Expansion Space Term, Tenant shall have the right upon thirty (30) days' advance written Parking Notice delivered by Tenant to Landlord from time to time to increase and/or decrease (A) the number of Expansion Space Unreserved Parking Passes that Tenant shall rent (but in no event in excess of twenty [20]), and/or (B) the number of Expansion Space Reserved Parking Passes that Tenant shall rent (but in no event in excess of five [5]).  During the Expansion Space Term, Tenant's use of the Expansion Space Unreserved Parking Passes (if any) shall be free of any monthly parking charges.  Tenant shall pay to Landlord (or Landlord's parking operator) for those Expansion Space Reserved Parking Passes rented by Tenant pursuant to the foregoing provisions of this Section 6.1 on a monthly basis at the prevailing rate charged by Landlord from time to time for reserved parking passes at the location of such Expansion Space Reserved Parking Passes, plus all applicable parking taxes (the current prevailing monthly parking rate for reserved parking passes is $100.00 per reserved parking pass, per month, plus all applicable parking taxes).  Tenant's use of the Expansion Space Parking Passes shall otherwise be subject to the applicable terms and conditions of the Original Lease.

6.2.Visitor Parking.  Notwithstanding anything in Section 28.02 of the Original Lease to the contrary, during the Second Extended Term and the Expansion Space Term, subject to availability as determined by Landlord in Landlord's sole absolute discretion, free of parking charges, Tenant's visitors shall continue to be permitted to park in those certain areas of the parking facilities serving the Building that are designated for visitor parking by Landlord from time to time.

7.Current Security Deposit; Modified Security Deposit Reduction Structure.

7.1.Current Security Deposit.  The parties hereby acknowledge and agree that, as of the Effective Date, Landlord currently holds a Security Deposit under the Lease, as amended hereby, in the amount of $160,000.00.  Effective as of the Effective Date, Section 6.2 of the First Amendment shall be deleted and of no further force or effect, and in lieu thereof, the security deposit reduction provisions set forth in Section 7.2 shall control.

7.2.Modified Security Deposit Reduction Structure.  Provided that Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure period as of the applicable Security Deposit Reduction Date (as defined below), and has not previously been in default under the Lease, as amended hereby, beyond any applicable notice and cure period more than once in the immediately preceding twelve (12) month period, then the Security Deposit held by Landlord under the Lease, as amended hereby, shall be reduced on the applicable Security Deposit Reduction Date by $67,162.52, such that the total Security Deposit thereafter held by Landlord shall equal $92,837.48.  Any such reduction of the Security Deposit pursuant to the terms of this Section 7.2 shall, at Landlord's election, (i) be applied as a credit against the next Base Rent due from Tenant following the applicable Security Deposit Reduction Date, or (ii) reimbursed to Tenant within thirty (30) days after the applicable Security Deposit Reduction Date.  Except as specifically set forth in this Section 7.2, the Security Deposit shall not be subject to reduction during the Extended, Term, Second Extended Term or Expansion Space Term, as the case may be.  As used herein, the "Security Deposit Reduction Date" shall mean and refer to one, but not all, of the following dates:  (A) if the Unused Allowance Credit Outside Date (as defined in Section 2.2 of the Tenant Work Letter) occurs on or prior to June 1, 2020, then:  (1) if, as of the Unused

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Allowance Credit Outside Date, Tenant has elected to use any of the unused balance of the Tenant Improvement Allowance pursuant to Section 2.2 of the Tenant Work Letter in an aggregate amount less than $137,340.00 (or not elected to use any of such unused balance), then the Unused Allowance Credit Outside Date (i.e., the date that is six (6) months after the Expansion Space Commencement Date); or (2) if, as of the Unused Allowance Credit Outside Date, Tenant has elected to use any of the unused balance of the Tenant Improvement Allowance pursuant to Section 2.2 of the Tenant Work Letter in an amount greater than or equal to $137,340.00, then June 1, 2020; or (B) if the Unused Allowance Credit Date has not occurred on or by after June 1, 2020, then, without regard to Tenant's use of any threshold amounts of the unused balance of the Tenant Improvement Allowance, June 1, 2020.

8.Right of First Offer on Adjacent 8th Floor Space.

8.1.Right of First Offer.  During the period (the "First Offer Period") from and after the Effective Date continuing until the Revised Expiration Date (subject, however, to the limitations set forth in this Section 8 below), Tenant shall have the right of first offer to lease that certain office space commonly known as Suite 850, containing approximately 2,899 rentable square feet, located adjacent to the Expansion Space on the eighth (8th) floor of the Building (the "First Offer Space"), when such First Offer Space will or has become available for lease as determined by Landlord.  Notwithstanding anything herein to the contrary:  (i) Tenant's right of first offer set forth herein shall be subject and subordinate to all rights of expansion, renewal, extension, first refusal, first offer or similar rights for all or any portion of the First Offer Space granted to any tenants of the Project pursuant to leases which have been executed as of the Effective Date (collectively, the "Superior Rights"); and (ii) Tenant shall have no such right of first offer during the last twelve (12) months of the Second Extended Term and Expansion Space Term (and the First Offer Period shall be shortened to be the day immediately preceding such 12-month period) unless either (A) as of the date Landlord delivers to Tenant the applicable First Offer Notice (as defined below), Tenant has previously properly exercised its Extension Option to extend the Second Extended Term and Expansion Space Term for the entire Premises then leased by Tenant for the Option Term as defined in and pursuant to the Extension Option Rider attached as Rider No. 1 to the Original Lease, as amended by Section 11 below, or (B) if the applicable First Offer Notice is delivered to Tenant on or before the date that is nine (9) months prior to the expiration of the Second Extended Term and Expansion Space Term, then concurrently with Tenant's delivery of the ROFO Election Notice (as defined below) exercising such right of first offer, Tenant delivers to Landlord the Extension Notice (as defined in the Extension Option Rider attached as Rider No. 1 to the Original Lease) properly exercising its Extension Option to extend the Second Extended Term and the Expansion Space Term for the Option Term pursuant to the Extension Option Rider (which Tenant shall have right to do notwithstanding the time frames for delivery of Tenant's Extension Notice set forth in the Extension Option Rider).

8.2.Terms of Lease of First Offer Space.  Landlord shall give Tenant written notice (the "First Offer Notice") that the First Offer Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant's right of first offer, as set forth in this Section 8, provided that no holder of Superior Rights desires to lease all or any portion of the First Offer Space.  Any such Landlord's First Offer Notice delivered by Landlord in accordance with the provisions of this Section 8.2 above shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including,

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without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date therefor, (ii) a schedule of construction of tenant improvements for the First Offer Space, if any, (iii) the Base Rent payable for the First Offer Space during the remaining period of the then-current Lease Term expiring on the Revised Expiration Date (which shall be the "fair market rental rate" for the First Offer Space as determined in accordance with the provisions of Rider No. 2 to Office Lease attached to the Original Lease [herein, the "ROFO Fair Market Rental Rate"]), (iv) the tenant improvement allowance, if any, for the First Offer Space (which shall be delivered as part of the ROFO Fair Market Rental Rate therefor), and (v) the term of the lease for the First Offer Space, which shall in all events be coterminous with the Second Extended Term and the Expansion Space Term (as may be extended pursuant to the Extension Option Rider attached as Rider No. 1 to the Original Lease, as amended by Section 11 below) (the “First Offer Term”).

8.3.Procedure for Acceptance.  On or before the date which is seven (7) days after Tenant's receipt of the Landlord's First Offer Notice (the "ROFO Election Date"), Tenant shall deliver written notice to Landlord (the "ROFO Election Notice") pursuant to which Tenant shall have the right to elect either to:  (i) lease the entire First Offer Space upon the terms set forth in the First Offer Notice; or (ii) not lease the First Offer Space.  If Tenant does not deliver the ROFO Election Notice electing one of the options in clauses (i) or (ii) hereinabove by the ROFO Election Date, then Tenant shall be deemed to have elected not to lease the First Offer Space.  If Tenant elects or is deemed to have elected not to lease the First Offer Space, then Tenant's right of first offer set forth in this Section 8 shall terminate and Landlord shall thereafter have the right to lease all or any portion of the First Offer Space to anyone to whom Landlord desires on any terms Landlord desires.  If Tenant timely and properly delivers the ROFO Election Notice to Landlord electing to lease the First Offer Space upon the terms set forth in such First Offer Notice, then (A) concurrently with Tenant's delivery of the ROFO Election Notice, Tenant shall deliver to Landlord cash in an amount equal to the Base Rent payable by Tenant for the First Offer Space for the first (1st) month of the First Offer Term (the "ROFO Pre-Paid Rent"), which ROFO Pre-Paid Rent shall be credited against the Base Rent payable by Tenant for the First Offer Space for the first (1st) month of the First Offer Term, and (B) Landlord and Tenant shall promptly execute an amendment to the Lease, as amended hereby, covering the First Offer Space and the lease terms thereof.  Notwithstanding anything in this Section 8 to the contrary, Tenant must elect to exercise its right of first offer herein with respect to the entire First Offer Space and may not elect to lease only a portion thereof.

8.4.Default; Personal.  Notwithstanding the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under the Lease, as amended hereby, at law or in equity, the right of first offer hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the ROFO Election Notice to Landlord, (i) Tenant is then in default under the Lease, as amended hereby, beyond all applicable notice and cure periods, and/or (ii) Landlord does not reasonably approve of the Tenant's then-existing financial condition.  In addition, Tenant's right of first offer hereinabove granted to Tenant is personal to the original Tenant executing this Second Amendment (the "Original Tenant"), and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant, and shall only be available to and exercisable when the Original Tenant is in occupancy of the entire Premises.

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9.Right of First Refusal on Sixth (6th) and Seventh (7th) Floors.

9.1.Right of First Refusal.  During the period (the "First Refusal Period") from and after the Effective Date until the Revised Expiration Date (subject, however, to the limitations set forth in this Section 9 below), Tenant shall have the right of first refusal (the "First Refusal Right") to lease any space located on the sixth (6th) floor or seventh (7th) floor of the Building (each, a "First Refusal Space") pursuant to the following provisions of this Section 9.  Notwithstanding anything to the contrary contained in this Section 9:  (i) Tenant's First Refusal Right is subject and subordinate to all Superior Rights all for all or any portion of the applicable First Refusal Space; and (ii) Tenant shall have no First Refusal Right during the last twelve (12) months of the Second Extended Term and the Expansion Space Term (and the First Refusal Space Period shall be shortened to be the day immediately preceding such 12-month period) unless either (A) as of the date Landlord delivers to Tenant the applicable Landlord's First Refusal Notice (as defined below), Tenant has previously properly exercised its Extension Option to extend the Second Extended Term and Expansion Space Term for the entire Premises for the Option Term as defined in and pursuant to the Extension Option Rider, or (B) if the applicable Landlord's First Refusal Notice is delivered to Tenant on or before the date that is nine (9) months prior to the expiration of the Second Extended Term and Expansion Space Term, then concurrently with Tenant's delivery of the ROFR Election Notice (as defined below) exercising such First Refusal Right, Tenant delivers to Landlord the Extension Notice properly exercising its Extension Option to extend the Second Extended Term and the Expansion Space Term for the Option Term pursuant to the Extension Option Rider (which Tenant shall have right to do notwithstanding the time frames for delivery of Tenant's Extension Notice set forth in the Extension Option Rider).

9.2.First Refusal Space/Notice.  During the First Refusal Period, provided that no holder of Superior Rights desires to lease all or any portion of the applicable First Refusal Space, Landlord shall deliver a written notice to Tenant ("Landlord's First Refusal Notice") prior to the first time Landlord is willing to accept from any third party (excluding existing tenants of the applicable First Refusal Space, holders of Superior Rights, affiliates of any such existing tenants of the applicable First Refusal Space, or affiliates of holders of the Superior Rights) a bona fide proposal to lease all or any portion of the applicable First Refusal Space.  Landlord shall set forth in Landlord's First Refusal Notice the applicable First Refusal Space and the rentable square feet thereof for which Landlord intends to accept such lease proposal to or from such third party, and shall set forth in Landlord's First Refusal Notice the same economic terms upon which Landlord would lease the applicable First Refusal Space to such third party in such acceptable lease proposal, including, without limitation the following (collectively, the "ROFR Economic Terms"):  (i) the anticipated date on which such applicable First Refusal Space will be available for lease by Tenant and the commencement date therefor; (ii) the tenant improvements and/or tenant improvement allowance to be provided by Landlord, if any, for such applicable First Refusal Space (and/or whether such applicable First Refusal Space will be delivered "AS IS"), and a schedule for construction of tenant improvements for such applicable First Refusal Space, if any; (iii) the Base Rent and additional rent to be paid for such applicable First Refusal Space; (iv) the free rent and other rent concessions, if any, to be provided for such applicable First Refusal Space; and (v) the term of the lease for such applicable First Refusal Space, which shall in any event be coterminous with the Second Extended Term and Expansion Space Term (as may be extended pursuant to the Extension Option Rider attached as Rider No. 1 to the Original Lease, as amended by Section 11 below) for the entire Premises notwithstanding the lease term to be provided by

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Landlord in such lease proposal for such third party; provided, however, if the lease term for such third party lease proposal is different than such coterminous term, then the ROFR Economic Terms of such third party lease proposal as provided to Tenant in Landlord's First Refusal Notice shall be adjusted and pro-rated by Landlord as reasonably appropriate taking into account such coterminous term.

9.3.Procedure for Acceptance.  On or before the date which is seven (7) days after Tenant's receipt of a Landlord's First Refusal Notice (the "ROFR Election Date"), Tenant shall deliver a written notice to Landlord (the "ROFR Election Notice") pursuant to which Tenant shall elect either to:  (i) exercise such First Refusal Right and lease the entire First Refusal Space described in the applicable Landlord's First Refusal Notice upon the ROFR Economic Terms set forth in such applicable Landlord's First Refusal Notice and the same non-ROFR Economic Terms as set forth in the Lease, as amended hereby; or (ii) reject such First Refusal Right and refuse to lease the entire First Refusal Space identified in the applicable Landlord's First Refusal Notice, in which event Tenant's First Refusal Right with respect to the First Refusal Space identified in such applicable Landlord's First Refusal Notice shall thereupon automatically terminate and be of no further force or effect, and Landlord may thereafter lease all or any portion of such applicable First Refusal Space to any party on any terms Landlord desires.  If Tenant does not so respond in writing to Landlord's First Refusal Notice by the ROFR Election Date, Tenant shall be deemed to have elected the option described in clause (ii) hereinabove.  If Tenant timely delivers to Landlord the ROFR Election Notice as described in clause (i) hereinabove, then Tenant shall lease the applicable First Refusal Space described in such applicable Landlord's First Refusal Notice upon the ROFR Economic Terms contained in such applicable Landlord's First Refusal Notice and the non-ROFR Economic Terms set forth in the Lease, as amended hereby.  Notwithstanding anything in this Section 9 to the contrary, Landlord acknowledges and agrees that Tenant's First Refusal Right to lease any First Refusal Space not previously identified in any Landlord's First Refusal Notice delivered by Landlord to Tenant shall not terminate as a result of Tenant's election or deemed election to refuse to lease any other First Refusal Space so identified in a Landlord's First Refusal Notice, and shall continue until such time, but not beyond the First Refusal Period, as such space first becomes available for lease as determined by Landlord as provided hereinabove.

9.4.Amendment to Lease.  If Tenant leases the applicable First Refusal Space pursuant to this Section 9, Landlord and Tenant shall promptly execute an amendment to the Lease, as amended hereby, memorializing Tenant's lease of the applicable First Refusal Space and the terms therefor.

9.5.Default; Personal.  Notwithstanding the foregoing to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under the Lease, as amended hereby, at law or in equity, the right of first offer hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the applicable ROFR Election Notice to Landlord, (i) Tenant is then in default under the Lease, as amended hereby, beyond all applicable notice and cure periods, and/or (ii) Landlord does not reasonably approve of the Tenant's then-existing financial condition.  In addition, Tenant's right of first refusal hereinabove granted to Tenant is personal to the Original Tenant, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant, and shall only be available to and exercisable when the Original Tenant is in occupancy of the entire Premises.

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10.Signage.

10.1.Building Top Signage.

(a)Building Top Sign.  Subject to the approval of all applicable governmental authorities, and compliance with all applicable laws, all recorded covenants, conditions and restrictions affecting the Building and/or the Project, during the period commencing on the date of the mutual execution and delivery of this Second Amendment and continuing until the Revised Expiration Date, Tenant shall have the non-exclusive right to install one (1) identification sign displaying Tenant's name, "Emmaus", but no other markings and no logo (the "Building Top Sign") at the top of the northern facing exterior wall of the Building.  Notwithstanding the foregoing, if Tenant fails to install the Building Top Sign prior to the last day of the first (1st) year of the Expansion Space Term, then Tenant's rights to the Building Top Sign under this Section 10.1 shall expire and the terms of this Section 10.1 shall be of no further force or effect.  The exact location, graphics, materials, color, design, acquisition, lettering, size, specifications, and manner of affixing of Tenant's Building Top Sign shall be subject to Landlord's prior approval; provided, however, the signage specifications set forth on Exhibit D attached hereto are hereby approved by Landlord.  Tenant shall pay for all costs and expenses related to the Building Top Sign, including, without limitation, the costs and expenses of the design, construction and installation of the Building Top Sign, and the costs of maintenance, insurance, utilities, repair and replacement of the Building Top Sign (subject, however, to reimbursement for such costs from the unused balance of the Tenant Improvement Allowance as and to the extent pursuant to and in accordance with the provisions set forth in Section 2.2 of the Tenant Work Letter attached hereto).  Tenant shall install and maintain the Building Top Sign in compliance with all applicable laws and subject to the applicable provisions of Article 9 of the Original Lease.

(b)Transferability; Loss of Building Top Sign Rights.  The rights to the Building Top Sign are personal to the Original Tenant and may not be transferred by the Original Tenant or used by anyone else without the prior consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion.  Notwithstanding anything in this Section 10.1 to the contrary, if (i) at any time during the period after the mutual execution and delivery of this Second Amendment and continuing until the date immediately before the Expansion Space Commencement Date, the Original Tenant fails to be in actual and physical possession of the Existing Premises, or (ii) at any time after the commencement of the Expansion Space Term, the Original Tenant fails to be in actual and physical possession of the entire Premises (i.e., the Existing Premises and the Expansion Space) (each event under clauses (i) and (ii)  hereinabove, a "Less Than Full Occupancy Event"), then at Landlord's option, (A) if Tenant has not previously installed the Building Top Sign, upon the occurrence of such Less Than Full Occupancy Event, Tenant's rights to the Building Top Sign under this Section 10.1 shall expire and the terms of this Section 10.1 shall be of no further force or effect, and (B) if Tenant has previously installed the Building Top Sign, then Landlord may, by written notice delivered to Tenant at any time after such Less Than Full Occupancy Event occurs, require Tenant to remove the Building Top Sign in accordance with the provisions of Section 10.1(c) below (which removal shall be completed by Tenant within sixty (60) days after Tenant's receipt of such

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removal notice), and from and after the earlier of (1) the date of such removal of the Building Top Sign, and (2) the expiration of such 60-day period, Tenant's rights to the Building Top Sign under this Section 10.1 shall expire and the terms of this Section 10.1 shall be of no further force or effect.

(c)Insurance/Maintenance/Removal.  Tenant shall be responsible, at Tenant's sole cost and expense, for (i) maintaining insurance on the Building Top Sign as part of the insurance required to be carried by Tenant pursuant to the Lease, as amended hereby, and (ii) the repair, maintenance and replacement, in first-class order and condition, of the Building Top Sign.  If Tenant fails to perform such maintenance, repairs and/or replacement, then Landlord may, but need not, perform such maintenance, repairs and/or replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all fees and other reasonable out-of-pocket costs or expenses arising from Landlord's involvement with such maintenance, repairs and/or replacements forthwith upon being billed for same.  Upon the expiration or earlier termination of the Lease, as amended hereby (or prior to such expiration or earlier termination, upon Tenant's loss of its rights to the Building Top Sign pursuant to Section 10.1(b) above), Tenant shall, at Tenant's sole cost and expense, remove (or cause the removal of) the Building Top Sign, and Tenant shall repair any damage occasioned thereby and restore the portion of the Building where the Building Top Sign was located to its original condition prior to the installation of the Building Top Sign.  If Tenant fails to timely remove the Building Top Sign and repair and restore the portion of the Building where the Building Top Sign was located as provided in the immediately preceding sentence, Landlord may perform such work, and all reasonable costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of invoice therefor.  The immediately preceding sentence shall survive the expiration or earlier termination of the Lease, as amended hereby.

10.2.Relocation of Monument Signage.  The parties acknowledge and agree as follows: (i) as of the Effective Date, the existing tenant of the Expansion Space currently has one (1) identification panel on the Monument Signage (as defined in and pursuant to Section 32 of the Original Lease, and last relocated pursuant to Section 7 of the First Amendment); (ii) following the date that the existing lease of the existing tenant of the Expansion Space expires or earlier terminates, Landlord, at Landlord's cost, shall remove such existing tenant identification panel and relocate Tenant's existing identification panel on the Monument Signage from the existing panel location as of the Effective Date to that certain panel location previously occupied by the existing tenant identification panel.  Tenant's rights to such relocated monument signage shall otherwise continue to be subject to and in accordance with the applicable terms and provisions of Section 32 of the Original Lease.

11.Extension Option.  Tenant shall continue to have the Extension Option as defined in and pursuant to the Extension Option Rider attached as Rider No. 1 to the Original Lease (as last amended by Section 8 of the First Amendment), provided, however, effective as of the Effective Date:  (i) the Extension Option may only be exercised by Tenant, if at all, for the entire Premises (i.e., the Existing Premises and the Expansion Space); (ii) the Option Term shall mean and refer to the five (5) year period immediately following the co-terminous expiration of the

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Second Extended Term and the Expansion Space Term; and (iii) the reference in Section 1 therein to the "initial Term" shall mean and refer to the "Second Extended Term and Expansion Space Term".  In addition, due to certain rights of Tenant with respect to the Right of First Offer and First Refusal Right set forth above, notwithstanding anything in the foregoing or Rider No. 1 to the Original Lease (as last amended by Section 8 of the First Amendment) to the contrary, Tenant shall have the right (but not the obligation) to deliver the Extension Notice to Landlord without regard to the timeframes set forth in the foregoing and Rider No. 1 to the Original Lease, as amended hereby, if Tenant delivers such Extension Notice concurrently with Tenant's delivery of the ROFO Election Notice or the ROFR Election Notice, as the case may be, pursuant to the provisions of Sections 8.3 and 9.3 above, as the case may be.

12.California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Space has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Expansion Space, Building and/or Project to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) Tenant shall have the one-time right to request and obtain a CASp inspection of the Expansion Space, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the date that is sixty (60) days after the Expansion Space Commencement Date; (B) any CASp inspection of the Expansion Space timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Expansion Space, Building or Project in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and

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expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Expansion Space to correct violations of construction-related accessibility standards disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and/or Project located outside the Expansion Space that are Landlord's obligation to repair as set forth in the Lease (as amended hereby), then, notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the reasonable cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

13.Brokers.  Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, other than Newmark Knight Frank, representing Landlord and Tenant (the "Broker"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent (other than the Broker) in connection with this Second Amendment.

14.No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

15.Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:	RREF II PACIFIC CENTER LLC, a Delaware limited liability company
By: /s/ Jason Morrow Name: Jason Morrow Title: Authorized Signatory

TENANT:	EMMAUS LIFE SCIENCES, INC., a Delaware corporation
By: /s/ Willis C. Lee Name: Willis C. Lee Title: COO
By: /s/ Yutaka Niihara Name: Yutaka Niihara Title: CEO

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